New York Stock Exchange M a rc h 19 , 2 015 Analyst & Investor Day Presentation

Safe Harbor Statement 2 FO RWAR D - LO O KI NG STAT E M E NT S This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2014, and any subsequent Quarterly Reports on form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to successfully implement new strategies and to diversify our business into new asset classes; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage loans and successfully securitize the mortgage loans we acquire; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

Executive Overview – Tom Siering

Key Market and Policy Considerations

RATES STRATEGY CONSIDERATIONS

- End of Federal Reserve's Quantitative Easing (QE)
  - Final reduction in asset purchases occurred during Q4-2014
  - Reinvestment in MBS paydowns expected to continue for the foreseeable future
- Interest rates remain volatile

CREDIT STRATEGY CONSIDERATIONS

- Steady improvement in unemployment
  - 5.5% in February 2015 versus 6.7% in February 2014
- Home price appreciation continues
  - CoreLogic Home Price Index up 5.0% on rolling 12-month basis[1]
  - Consensus expectations call for continued appreciation in 2015, albeit at a more modest rate

POLICY UPDATE

- Actively engaged with a variety of parties in Washington
  - FHFA proposed rulemaking
  - Conforming loan limits
  - G-Fees
  - Private label securitization market
  - GSE reform
- Gene Sperling serves as advisor to Pine River

(1) Source: CoreLogic Home Price Index rolling 12-month change as of December 2014.

4

0 50 100 150 200 250 Afford a b ili ty Housing Affordability Index Historical Median Key Market and Policy Considerations 5 RESIDENTIAL & COMMERCIAL PRICE INDEX HOMEOWNERSHIP RATES AFFORDABIL IT Y 70 90 110 130 150 170 190 210 P ri ce I n de x Resi HPI CRE CPPI 185 158 30.0 35.0 40.0 45.0 55.0 60.0 65.0 70.0 75.0 80.0 85.0 R a te ( % ) 35 to 44 years 45 to 54 years 55 to 64 years 65 years and over Under 35 years 168 79.5% 75.8% 70.5% 58.8% 35.3% 129 Source: Based on research from our external manager, PRCM Advisers LLC.

Two Harbors Today 6 CELEBRATED FIFTH ANNIVERSARY IN 2014 • Initial market capitalization of $124 million in October 2009 • Largest hybrid mortgage REIT, with a market capitalization of approximately $3.8 billion(1) • Core competencies in understanding and managing prepayments and mortgage credit • Comprehensive Rates and Credit strategies drive stockholder performance • Operational businesses include mortgage loan conduit and investments in MSR • Substantial infrastructure and experienced management team; over 100 employees • Externally managed by a subsidiary of Pine River Capital Management, a global asset management firm (1) Source: Bloomberg, as of February 27, 2015. (2) 2012 market value calculated as 298.8 million shares outstanding as of December 31, 2012 multiplied by December 31, 2012 stock price of $11.08 per share, less $345.8 million, which represents the tax value of the distribution of Silver Bay common stock. HISTORIC MARKET CAPITALIZATION S INCE INCEPTION $0.1 $0.4 $1.3 $3.0 $3.4 $3.7 $3.8 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 2009 2010 2011 2012 2013 2014 2015 Ma rk et Ca p ( b illi o n s) (2) (1)

Mission Based Strategy OUR MISSION IS TO BE RECOGNIZED AS THE INDUSTRY -LEADING MORTGAGE REIT: • Largest hybrid mortgage REIT investing in residential mortgage assets • Provider of permanent capital to the U.S. mortgage market • Thought leader in the U.S. housing market WE UT IL IZE SUPERIOR ASSET SELECTION TO DRIVE RETURNS: • Logical diversification of portfolio to benefit stockholders – Build franchise value and drive returns through operational businesses • Sophisticated hedging techniques to protect book value IMPERATIVES: • Rigorous risk management systems • Strong administrative infrastructure • Best practice disclosure and corporate governance 7

Opportunity Set 8 FLEXIB IL IT Y TO TAKE ADVANTAGE OF OPPORTUNITIES ACROSS THE MARKET RATES STRATEGY Agency RMBS Mortgage Servicing Rights CREDIT STRATEGY Non-Agency RMBS Mortgage Loan Conduit COMMERCIAL Commercial Real Estate Debt

2014 In Review

TRANSFORMATIONAL YEAR FOR OPERATIONAL BUSINESSES; ANNOUNCED PLANS TO EXPAND TARGET ASSETS TO INCLUDE COMMERCIAL MORTGAGE LOANS

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014
CONDUIT	• Pipeline of approximately $295 million unpaid principal balance (UPB)[1][2] • 18 active sellers[2] • FHLB capacity $1.0 billion[2]	• Pipeline of approximately $1.0 billion UPB[1][2] • 21 active sellers[2] • FHLB capacity $1.5 billion[2]	• Pipeline of approximately $745 million UPB[1][2] • 28 active sellers[2] • Closed Agate Bay Mortgage Trust 2014-1 and 2014-2 • FHLB capacity $2.5 billion[2]	• Pipeline of approximately $1.0 billion UPB[1][2] • 33 active sellers[2] • Closed Agate Bay Mortgage Trust 2014-3 • Launched high loan-to-value (LTV) and non-prime products • FHLB capacity $2.5 billion[2]
MSR	• Added $121 million in UPB from PHH MSR flow purchase agreement	• Added $545 million in UPB from PHH MSR flow purchase agreement • Completed $4.8 billion UPB bulk MSR purchase	• Added $717 million in UPB from PHH MSR flow purchase agreement	• Added $561 million in UPB from PHH MSR flow purchase agreement
OTHER				• Expanded target assets to include commercial mortgage loans and added seasoned commercial real estate team to Pine River

(1) Pipeline includes interest rate locks and prime jumbo holdings.
(2) As of respective quarter-end.

9

-20% 0% 20% 40% 60% 80% 100% 120% 140% TWO Pine River Mortgage REIT Index TOTAL STOCKHOLDER RETURN OF 134% S INCE INCEPTION (1) DRIVEN BY SUPERIOR SECURIT Y SELECTION AND SOPHISTICATED RISK MIT IGATION STRATEGIES Delivering Attractive Total Return 10 134% (1) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through February 27, 2015. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. (2) Pine River Mortgage REIT Index total stockholder return for the period October 29, 2009 through February 27, 2015. The Pine River Mortgage REIT Index tracks publicly traded REITs whose principal business consists of originating, servicing or investing in residential mortgage interests. The index uses a modified market capitalization weighted methodology, and components are reviewed quarterly for eligibility. Source: Bloomberg. 57% (2) (1)

Strategy Update – Bill Roth

Generating Stockholder Value 12 FOCUSED ON DEVELOPING MULTIPLE AVENUES TO DRIVE STOCKHOLDER VALUE • Consistent with core competencies of understanding and managing prepayment, interest rate and credit risk RATES STRATEGY • Includes Agency RMBS, Agency derivatives, MSR and associated notional hedges • Extract value from the Agency RMBS market focusing on all asset types and sectors • Apply sophisticated security selection and hedging techniques to protect book value • Leverage Conduit relationships to acquire MSR over time, enhancing returns and reducing risk CREDIT STRATEGY • Includes non-Agency RMBS, residential mortgage loans, net economic interest in securitization trusts, credit sensitive loans (CSL) and associated notional hedges • Apply substantial credit expertise to add value in the non-Agency securities market • Utilize best-in-class Conduit to create new issue credit & interest-only (IO) bonds for the portfolio • Continuously investigate new opportunities in the Credit sector where excess returns may be available • Thoughtfully hedge interest rate and credit risk exposures COMMERCIAL MORTGAGE LOAN STRATEGY • Natural extension of overall real estate expertise • Diversifies risk/return profile for portfolio

Rates Strategy

0.4% 0.5% 0.6% 0.7% 0.8% 0.9% 1.0% 1.1% 1.2% 1.3% 1.4% 1.1% 1.4% 1.6% 1.9% 2.1% 2.4% 2.6% 2.9% 3.1% 3.4% 12/31/2013 4/30/2014 8/31/2014 12/31/2014 2,10 10-Year Rates 5,10 0 150 300 450 600 750 900 1050 1200 O A S Weighted Average MSR to IOS Spread Weighted Average IOS OAS Weighted Average MSR OAS 0 5 10 15 20 25 30 35 40 C o n st an t P re p ay m en t R at e (CP R ) FNMA Fixed 30Y ALL CPR 1Mo BENIGN PREPAY ENVIRONMENT (2) Rates: Market Update 14 (1) Source: J.P. Morgan Data Query, from period December 31, 2013 through February 27, 2015. (2) Source: J.P. Morgan Data Query, from period December 31, 2003 through February 27, 2015. (3) Source: Based on our estimates and those of our external manager, PRCM Advisers LLC. RATES LOWER AND CURVE FLATTER (1) 2/27/2015 NOMINAL SPREADS ST ILL T IGHT (2) MSR/IOS RELATIVE VALUE(3) 2/27/2015 HIGH OAS: 109 LOW OAS: -32 AVERAGE: 14 CURRENT: 14 HIGH Z-SPREAD: 223 LOW Z-SPREAD: -12 AVERAGE: 61 CURRENT: 55 2/27/2015 2/27/2015 AVERAGE CPR: 17 2014 -50.0 0.0 50.0 100.0 150.0 200.0 250.0 12/31/2003 12/31/2007 12/31/2011 FN CC Z-Spread FN CC OAS Average Z-Spread Average OAS 12/31/2011 12/31/2003 12/31/2007 8/31/2014 4/30/2014 12/31/2013 8/31/2014 4/30/2014 12/31/2013

Rates: Summary and Outlook 15 • $11.9 billion Rates strategy comprised of Agency securities, MSR and associated hedges • Leverage of 4.7x as of December 31, 2014 • Low spread duration STRATEGY • Extract value from Agency market focusing on mispriced prepayment situations • Dynamically hedge portfolio given rate, curve and volatility considerations • Opportunistic approach to leverage and positioning • MSR will add value over time through yield and as a rate and basis hedge 30-Year Fixed $8,295 HECM(1) $1,741 Other-Fixed $790 IOs and IIOs(2) $462 Hybrid ARMs $128 PORTFOLIO SUMMARY MSR $452 15-Year Fixed $63 (1) HECMs are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (2) Includes inverse interest-only securities (IIOs or Agency Derivatives) of $186.4 million. (3) Assets in “Rates” include Agency RMBS, Agency Derivatives and MSR. (4) Assets in “Credit” include non-Agency RMBS, prime jumbo residential mortgage loans, net economic interest in securitization trusts and CSL. • Agency spreads remain unattractive; not likely to widen in foreseeable future • Implied volatilities steady at lower levels following the 2013 spike • Available levered return on equity (ROE) are generally below 10%; likely to remain compressed in the near-term OUTLOOK Rates(3) $11.9B Credit(4) $4.1B

As of December 31, 2014 Market Value ($M) % of Rates Strategy 30-Year Fixed 3.0-3.5% $501 4.2% 4.0-4.5% $7,012 58.8% ≥ 5.0% $782 6.5% $8,295 69.5% MSR $452 3.8% HECM $1,741 14.6% Hybrid ARMs $128 1.1% Other-Fixed(1) $853 7.1% IOs and IIOs $462(2) 3.9% Total $11,931 100.0% Rates: Portfolio Holdings 16 (1) “Other-Fixed” category includes 15-year fixed specified pools, DUS pools and CMOs. (2) Represents the market value of $275.8 million of IOs and $186.4 million of Agency Derivatives. FOCUS ON SHORT DURATION ASSETS • Positioning throughout 2014 was conservative with respect to leverage, duration and spread risk

Agency Product Current UPB (in millions) % of Total UPB Count Weighted Average Coupon (WAC) Weighted Average Loan Age (WALA) Weighted Average LTV Weighted Average FICO Pct Cur/30DPD FN / FH 30Y 24,124.7 56.3% 103,990 3.94 28 69 764 99.66% 15Y 5,970.7 13.9% 35,295 3.21 28 61 769 99.94% ARM 895.8 2.1% 4,117 3.17 42 63 764 99.07% Subtotal $30,991.2 72.3% 143,402 3.77 29 67 765 99.70% GNMA FHA 8,831.6 20.6% 59,724 4.39 47 92 700 94.97% VA 2,690.9 6.3% 13,050 3.81 33 96 721 97.39% USDA 298.0 0.7% 2,684 4.63 50 99 695 95.49% Subtotal $11,820.5 27.6% 75,458 4.26 44 93 705 95.53% Private 49.7 0.1% 936 5.56 189 86 n/a 80.59% $42,861.4 100.0% 219,796 3.91 33 75 747 98.52% Rates: MSR Portfolio MSR EXHIBIT POSIT IVE Y IELD, NEGATIVE DURATION AND HEDGE MORTGAGE BASIS R ISK • Reviewed approximately $400 billion in MSR over past 18 months • MSR portfolio comprised predominantly of new issue conventional and FHA loans • High-quality MSR; returns determined primarily by prepayment rates • Aim to add flow sellers in 2015; increases stability of MSR portfolio and potential to acquire bulk opportunistically 17 (1) Data as of February 27, 2015. (2) Excludes loans held-for-investment in securitization trusts for which the company is the named servicing administrator. MSR PORTFOLIO(1)(2)

Rates: Market Opportunity Set 18 VALUE IN HIGHER COUPONS • Higher coupons offer relatively attractive expected ROEs ― Hold roughly $7.0 billion, or most of Agency exposure, in this sector • MSR yields tighter but provides multi-faceted benefits across our portfolio AGENCY RMBS OPPORTUNITY SET(1) Asset Yield Expected ROE 30-year TBA 3.5 2.40% 3%-5% 30-year HLB 4.0 2.80% 5%-7% 30-year LLB 4.5 2.75% 8%-10% HECM 1.90% 6%-8% 7/1 ARM 1.80% 3%-5% MSR 7.00% 8%-10% Source: Based on our estimates and those of our external manager, PRCM Advisers LLC. (1) Information as of February 27, 2015.

Hedging

Strategy Total 0-2 years 3-7 years 7+ years Assets Agency Pools $3,528,984 $321,860 $1,521,395 $1,685,729 HECM Pools $405,724 $106,364 $308,365 ($9,005) CMO,IO,IIO $347,359 $95,907 $353,342 ($101,890) MSR Assets ($1,227,515) $47,742 ($189,402) ($1,085,854) Credit $2,245,514 $63,410 $851,615 $1,330,489 Total Assets $5,300,066 $635,283 $2,845,315 $1,819,469 Hedges Swap ($3,289,235) ($1,093,144) ($2,204,090) $7,999 Swaption ($610,417) $10,913 $924,021 ($1,545,352) Other Hedges $580,692 $114,213 ($423,733) $890,212 Repo and FHLB Advances ($197,396) ($197,410) $14 $0 Total Hedges ($3,516,357) ($1,165,428) ($1,703,788) ($647,140) Grand Total $1,783,710 ($530,145) $1,141,527 $1,172,328 Rates: Illustrative Portfolio Durations 20 • Curve flattening bias • Low duration exposure • MSR is short duration in the long-end of the curve Note: The above scenario is intended to be illustrative. The numbers used in the scenarios are not projections of Two Harbors’ results. The above scenarios are provided for illustration purposes only and may not represent all assumptions used. Actual results of a portfolio may differ materially. (1) Data as of December 31, 2014. PARTIAL DURATION EXPOSURE (1)

Rates: Hedging to Protect Book Value

HEDGING STRATEGY

- Employ dynamic and sophisticated approach to protect against moves in interest rates
- Use combination of swaps, swaptions and IO products, including MSR
- Use of swaptions and mortgage options mitigate negative convexity risk

BOOK VALUE EXPOSURE TO CHANGE IN RATES[1]

Strategy *$ Millions*	Down 100 Basis Points	Down 50 Basis Points	No Change	Up 50 Basis Points	Up 100 Basis Points	Up 200 Basis Points
Assets						
Agency Pools	$244.2	$149.2	$-	($228.2)	($452.5)	($945.6)
HECM Pools	$41.3	$21.4	$-	($21.8)	($43.3)	($85.0)
CMO,IO,IIO	$12.8	$7.9	$-	($19.1)	($40.9)	($88.1)
MSR Assets	($265.0)	($91.2)	$-	$74.7	$116.9	162.0
Credit	$50.5	$19.5	$-	($88.3)	($224.4)	($518.3)
Hedges						
Swap	($320.4)	($168.1)	$-	$163.2	$324.0	$638.3
Swaption	$57.2	($5.6)	$-	$46.3	$114.4	$301.5
Other Hedges[2]	$89.4	$25.7	$-	($0.9)	$57.6	$155.4
Repo and FHLB Advances	($5.7)	($5.7)	$-	$10.4	$20.8	$41.7
Grand Total	**($95.8)**	**($46.8)**	**$-**	**($63.6)**	**($127.4)**	**($338.1)**
Percent of Book Value	**(2.4%)**	**(1.2%)**	**-%**	**(1.6%)**	**(3.1%)**	**(8.3%)**

(1) Data as of December 31, 2014. Represents estimated percentage change in book value for theoretical parallel shifts in interest rates. Change in book value is total net asset change.
(2) "Other Hedges" category includes TBA, IOS and mortgage options.

21

Rates: Hedging to Protect Earnings 22 HEDGING STRATEGY PROTECTS EARNINGS IN R IS ING RATE ENVIRONMENT • Interest rates rallied in early 2015 • Increased short dated swaps by $1.0 billion in early March to decrease duration – Positively impacts net interest income in rising rate environment (1) Data as of December 31, 2014. (2) Represents estimated percentage change in net interest income for theoretical parallel shifts in interest rates. -100 bps -50 bps +50 bps +100 bps Change in annualized net interest income (in thousands) $(9,539) $(9,420) $8,289 $16,579 % Change in net interest income (2.3)% (2.3)% 2.0% 4.1% NET INTEREST INCOME EXPOSURE TO CHANGE IN RATES (1) (2)

Credit Strategy

250 300 350 400 450 500 50 60 70 80 90 100 12/31/2012 4/30/2013 8/31/2013 12/31/2013 4/30/2014 8/31/2014 12/31/2014 S p rea d S p rea d DJ CDX.NA.IG Main on the run (5Yr) DJ CDX.NA.HY 100 On the run (5Yr) Credit: Market Update MARKET SUMMARY • Credit performed well in 2014 despite widening at the end of the year • New issue opportunities are attractive through subordinate bonds retained from ABMT deals and GSE credit risk sharing deals 24 INVESTMENT GRADE (IG) AND HIGH-YIELD (HY) INDICES(1) (1) Source: J.P. Morgan data query from period December 31, 2012 through February 27, 2015. (2) Source: Credit Suisse research, as of fourth quarter 2014. (3) Source: J.P. Morgan research, as of February 20, 2015. SUBPRIME STILL RELATIVELY ATTRACTIVE(2) NEW SECTORS OFFER VALUE(3) CURRENT HY SPREAD: 319 AVERAGE HY SPREAD: 358 CURRENT IG SPREAD: 61 AVERAGE IG SPREAD: 71

PORTFOLIO SUMMARY OUTLOOK STRATEGY Credit: Summary and Outlook 25 • $4.1 billion; includes non-Agency RMBS, net economic interest in securitization trusts and residential mortgage loans • Leverage of 1.5x as of December 31, 2014 • Continued improvement in housing metrics and employment ‒ Housing prices are expected to rise approximately 3% in 2015(1) ‒ Improved borrower performance • Prepays are expected to increase over time ― Access to refinancing ― Increased turnover • Extract value from remaining legacy portfolio over next several years • Generate credit assets through Conduit ― Prime jumbo ― Non-prime ― New products • Create and manage framework for understanding new issue opportunities to drive returns ― GSE credit risk transfer deals Mezzanine $670 Senior $2,370 Net Economic Interest in Securitization Trusts $535 Prime jumbo Loans $500 Other(2) $43 (1) Source: Based on our estimates and those of our external manager, PRCM Advisers LLC. (2) Assets in “Other” include CSL and non-Agency IOs. (3) Assets in “Rates” include Agency RMBS, Agency Derivatives and MSR. (4) Assets in “Credit” include non-Agency RMBS, prime jumbo residential mortgage loans, net economic interest in securitization trusts and CSL. Rates(3) $11.9B Credit(4) $4.1B

Credit: Legacy Non-Agency Overview

IMPROVING CREDIT FUNDAMENTALS WITH UPSIDE OPTIONALITY

- Majority of legacy non-Agency loans held in areas with strong housing recovery metrics
- Macroeconomic tailwinds; improving employment, housing price appreciation (HPA) and lower gas prices
- Better loan performance; increasing prepays, lower delinquencies/defaults, stable severities, declining liquidation rates

As of December 31, 2014	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio Characteristics:			
Carrying Value ($M)	$2,162.9	$515.2	$2,678.1
% of Credit Portfolio	81%	19%	100%
Average Purchase Price[(1)]	$53.13	$59.78	$54.41
Average Coupon	2.3%	1.6%	2.2%
Weighted Average Market Price[(2)]	$72.28	$80.85	$73.79
Collateral Attributes:			
Average Loan Age (months)	97	116	100
Average Loan Size ($K)	$335	$285	$326
Average Original Loan-to-Value	70.8%	70.1%	70.7%
Average Original FICO[(3)]	614	644	619
Current Performance:			
60+ Day Delinquencies	30.0%	26.0%	29.3%
Average Credit Enhancement[(4)]	8.3%	22.9%	10.9%
3-Month CPR[(5)]	3.4%	6.4%	3.9%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would have been $49.28, $57.61 and $50.74, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

26

Credit: Legacy Non-Agency Opportunity Today 27 ILLUSTRATIVE LEGACY NON - AGENCY BOND EXAMPLE • Bond characteristics(1): ― Second pay – starts receiving principal in approximately 3 years ― Total 60+ day delinquencies: 38% ― 12-month CPR: 1.4% ― 12-month loss severities: 62% YIELD ANALYSIS - CARR 2006-NC4 A3 (1) Market price at 2/27/15: $66.00 Strong Recovery Base Case Severe Downturn Loss-adjusted yields 8.46% 5.45% 4.11% Voluntary Prepays 4% 2% 1% Total defaults 39% 54% 69% Average severity 57% 64% 66% Prospective deal losses 22% 35% 45% Bond recovery 100% 85% 72% (1) Values as of February 27, 2015.

Credit: Evolution of Conduit Business 28 Second Half 2015 THE MISSION OF THE CONDUIT BUSINESS IS TO: • Cultivate network of sellers and servicers that provide access to a broad array of opportunities such as prime jumbo, high LTV and non-prime loans, as well as MSR flow • Increase market share with each seller through product development and innovative capital and services solutions • Build scalable operating business; allocate capital dynamically to most attractive opportunities • Continue to build and maintain robust counterparty surveillance and management infrastructure • Closed two securitizations, including the first using our own depositor, Agate Bay Mortgage Trust (ABMT) 2013-1 • 12 sellers at year-end • Prime jumbo holdings of $120 million and interest rate lock commitments $12 million at year-end • Approved for membership in Federal Home Loan Bank (FHLB) Des Moines 2013 • Closed three ABMT securitizations • Significant ramp up in seller, lock and funded prime jumbo volume • 33 sellers at year-end • Pipeline run-rate of approximately $300 million per month 2015 & Beyond 2014 • Become a regular issuer • Expand seller network to 50-60 sellers in 2015 ― Add MSR flow sale arrangements with 5-10 of those sellers • Targeting 6-10 deals in 2015; total UPB of approximately $3.0 billion • Goal to add 10-20 sellers in 2016 • Aim to produce prime jumbo volume of $4-6 billion in 2016 • Utilize FHLB to optimize Conduit program and maximize returns ― Ability to offer constant and consistent pricing to seller partners • Going forward, continue to prudently expand Conduit program targeted towards credit-worthy borrowers ― High LTV, non-prime and others

Credit: Infrastructure Development 29 EFFIC IENT AND SCALABLE PROGRAM ALLOWS QUICK RESPONSE TO BROAD ARRAY OF OPPORTUNITIES • Substantial resource commitment to support the operational elements of Conduit and MSR businesses • Key transaction management teams oversee: ― Due diligence ― Contract management ― Seller-servicer onboarding and implementation ― Core technology infrastructure and oversight groups provide active surveillance and performance management of our sub-servicing and originator partners • Intensive counterparty management process maximizes investment returns while minimizing risk • Mortgage Compliance team provides legal and mortgage compliance guidance to mortgage servicing oversight and new loan product development teams • Staffed by seasoned operators with an average experience of 16+ years ― Over 50 personnel dedication to operational businesses • Efficiencies between Conduit and MSR businesses due to infrastructure overlap

Credit: ABMT Securitization Deal Characteristics ABMT 2013-1 ABMT 2014-1 ABMT 2014-2 ABMT 2014-3 ABMT 2015-1 TOTAL/ WEIGHTED AVERAGE Loan Characteristics(1): Aggregate UPB ($ millions) $434 $268 $374 $356 $279 $1,711 WAC (%) 3.9% 4.2% 4.2% 4.1% 4.1% 4.1% WALA 6 months 9 months 2 months 1 month 2 months 4 months Average Cut-off Date Loan Size (in thousands) $791 $801 $689 $687 $688 $732 Credit Enhancement (CE) (%) 7.7% 6.2% 7.4% 6.4% 6.7% 7.0% Average Original FICO 770 769 773 772 774 772 Average Original Debt-to-income (DTI) (%) 30% 32% 32% 32% 32% 31% Average Original LTV (%) 69% 67% 71% 68% 67% 69% Loans from California (%) 46% 55% 43% 43% 44% 46% Purchase (%) 25% 55% 69% 58% 54% 51% Rate Term Refinance (%) 64% 39% 26% 36% 37% 42% Cashout Refinance (%) 11% 5% 5% 6% 9% 7% Performance(2): 60 Day+ Delinquencies 0% 0% 0% 0% 0% 0% 30 (1) As of the offering date for the related ABMT transaction. (2) Source: Bloomberg, as of March 11, 2015. • https://vimeo.com/122326036

Credit: Illustrative Securitization Economics

GOAL IS TO CREATE ATTRACTIVE ASSETS FOR PORTFOLIO

- Hypothetical 30-year 4.00% gross note rate (3.50% net), servicing released, $1 billion loan portfolio
- Source loans at 102.54%
- Estimate 6.5% subordination to AAA;
  - 3.0% subordination to A-rating
- Sell 3.50% fixed coupon AAA bond at 101.43% on 93.5% of the capital structure (-2.75% behind TBA FN 3.5%)
  - Leaving behind 25 bps of IO
- Sell the "AA" and "A" rated tranches at a price of 97.14%
- Securitization capability creates $43 million in investments, which invests roughly $23 million in capital at 12.3% ROE, using roughly 1x debt-to-equity on IO and Sub bonds

Securitization Pricing (1)

	Price	Market Value	Yield
Loan Price	102.54%	$1,025,390,401	3.4%
AAA	101.43%	$(948,409,490)	3.1%
AA/A	97.14%	$(33,999,630)	4.1%
Total		$42,981,281	

Retained Interest Pricing(1)

	Price	Equity Invested	ROE
MSR	1.19%	$11,875,000	9.8%
IO	1.19%	$5,551,563	14.7%
BBB & Below	66.68%	$6,005,076	12.8%
Total		$23,431,639	12.3%

Note: The above scenario is intended to be illustrative. The numbers used in the scenarios are not projections of Two Harbors' results. The above scenarios are provided for illustration purposes only and may not represent all assumptions used. Actual results of a portfolio may differ materially.

(1) Illustration excludes estimated deal costs of $4.4 million. Due to accounting elections, deal costs are required to be immediately recognized in the income statement resulting in incremental ROE of 0.2% over the life of the securities (i.e. economic ROE is estimated at 12.1%).

31

Credit: High LTV and Non-Prime

HIGH LTV IS EXPANSION OF CURRENT PRIME JUMBO PROGRAM

- Focused on higher credit-quality borrowers who need or desire to make smaller down payments
- Loans up to 90% LTV
- Requires higher reserves, lower DTI ratios and higher FICO scores

LARGE POTENTIAL IN NON-PRIME MARKET

- Focused on products for borrowers with:
  - Short credit histories;
  - Lower credit scores; and/or
  - DTI ratios outside of a Qualified Mortgage's (QM) established 43% ratio
- Expect non-prime to be meaningful over time

Illustrative High LTV and Non-Prime Loan and Borrower Profile

	Prime Jumbo		
	High LTV	High DTI (Non-QM)	Non-Prime
Loan Size	$825,000	$750,000	$500,000 (min. $100,000)
Fixed Rate Coupon	4.00-5.00%	4.00-5.00%	5.00-7.00%
LTV	85% (80%-90%)	70%	70%
FICO	780 (≥760)	780	Mid-600's
DTI	27% (≤36%)	45% (50% max.)	35% (50% max)
Credit Event:	n/a	n/a	Completed modification, deed-in-lieu, short sale, foreclosure, bankruptcy in last 36 months

Note: The above scenarios are intended to illustrate the potential benefits to a typical high LTV and non-prime borrower. The above scenarios are provided for illustration purposes only and may not represent all assumptions used. Actual results of a portfolio may differ materially.

32

December 2013 ($Millions) December 2014 ($Millions) Year/Year Change December 2014 % of Capital Legacy non-Agency $2,723 $2,686 ($37) 30.9% New Issue AAA - $199 $199 0.9% New Issue Subs $36 $164 $128 2.6% Conduit AAA (retained) $76 $383 $307 1.8% Conduit Subs/IO (retained) $79 $147 $68 2.5% Total without Conduit/Pipeline $2,914 $3,579 $665 Conduit Pipeline(1) $132 $1,055 $923 5.6% Capital Allocation to Credit 44.3% Credit: Positioning 33 PRIMARY FOCUS ON CREATING CREDIT ASSETS THROUGH CONDUIT • Legacy non-Agency continues to have upside optionality • New issue mortgage credit has attractive risk/return profile (1) Includes settled loans and pipeline locks.

Credit: Market Opportunity Set 34 Credit Market Opportunity Set Asset Yield Expected Estimated ROE Legacy Non-Agencies 4%-5% 6%-10% GSE Credit Risk Transfer 3%-7% 9%-13% Prime Securitization Retained Interests 6%-8% 10%-14% Non-Prime Loans 5%-8% 10%-15% OPPORTUNIT IES • Legacy non-Agencies playing out as expected ― ROEs currently high single to low double digits ― Technicals strong • Prime jumbo securitization currently attractive with long-term upside potential • Newer sectors offer value ― GSE risk-transfer deals • Non-prime opportunity likely to expand over next several years; banks unlikely to be involved due to credit standards Source: Based on our estimates and those of our external manager, PRCM Advisers LLC.

Commercial Real Estate

(1) Source: Federal Reserve Board Flow of Funds Data, as of December 31, 2014. (2) Source: Goldman Sachs; Trepp, LLC. Based on Federal Reserve Flow of Funds Data. Commercial Real Estate: Market Overview • Compelling opportunity to capitalize on favorable fundamental trends – More than $3.0 trillion commercial real estate loan market, with over $1.5 trillion maturing over the next several years(1) – Further borrowing needs arising from increased sale transaction volume – Banks and other traditional lenders are facing new regulatory and oversight constraints including limits on extent of leverage • Commercial real estate loans are attractive investments – Low-to-mid double digit ROEs – Attractive risk-adjusted returns – Floating rate commercial mortgage loans provide upside in a rising rate environment – Expands franchise value • Potential to utilize FHLB financing for commercial real estate initiative …WITH S IGN IF ICANT UPCOMING M AT U R IT IE S (2) $ 3 . 2 T R I L L I O N O F C R E M O RTG AG E S O U T STANDI NG (1)… Banks (49%) Other (8%) REITs (7%) GSEs (7%) Insurers (11%) CMBS (18%) $0 $100 $200 $300 $400 C o m m er ci al M o rt ga ge M at u ri ti es ($ in b ill io n s) 36

Commercial Real Estate: Strategy

INITIAL ALLOCATION OF $500 MILLION EQUITY CAPITAL

- Target assets to include first mortgage loans, mezzanine loans, b-notes and preferred equity
- Typical loan amounts range from $10 to $100 million
  - U.S.-domiciled
  - Primarily income-producing commercial real estate
  - Office, retail, industrial, hospitality, self-storage, multifamily, mixed use, other
  - Strong experienced sponsorship
  - Located primarily in the top 50 metropolitan statistical areas (MSAs)
  - Individual properties and portfolios
  - Transitional and stabilized properties, including some ground-up construction
- Loan terms generally 3 to 10 years; typically bear interest on a floating-rate basis
- "Last dollar" LTVs provided on properties generally will range from 60-85%
- Financing of loan investments:
  - First mortgage loans will have leverage of 2x-4x; mezzanine loans will be levered on a case-by-case basis
  - Senior loans can be levered by sale of a senior interest, use of warehouse lines or securitization via a collateralized loan obligation (CLO)
  - Potential financing through FHLB

37

Commercial Real Estate: Illustrative Senior Loan 38 INVESTMENT $190 MILLION FIRST MORTGAGE LOAN Collateral An 18-story, office building in the Midwest; currently 89% occupied Sponsor A property group Purpose Refinancing / repositioning; sponsor plans to convert part of the office units into multifamily units Loan “Metrics” LTV of 80%; loan per square foot (PSF) of $105 (versus an estimated value of $131 PSF) Note: The above loan scenario is intended to be illustrative. The numbers used in the scenarios are not projections of Two Harbors’ results. The above scenarios are provided for illustration purposes only and may not represent all assumptions used. Actual results of a portfolio may differ materially. Projected Investment Returns Senior Loan Asset Yield (LIBOR + 400) 4.25% Cost of Funds (LIBOR + 200) 2.25% Net Yield over LIBOR 2.00% Leverage (Debt/Equity) 3.0x Levered Yield 6.00% Unlevered Yield 4.25% Gross ROE (LIBOR + 1,000) 10.25%

Commercial Real Estate: Illustrative Mezzanine Loan 39 INVESTMENT $40 MILLION MEZZANINE LOAN Collateral An 750-key full-service hotel in a major U.S. city Sponsor A hotel group Purpose Refinancing; retire outstanding corporate and property-secured debt Loan “Metrics” Appraised LTV “attachment points” of 62-70% Note: The above loan scenario is intended to be illustrative. The numbers used in the scenarios are not projections of Two Harbors’ results. The above scenarios are provided for illustration purposes only and may not represent all assumptions used. Actual results of a portfolio may differ materially. Projected Investment Returns Mezzanine Loan Asset Yield (LIBOR + 750) 7.75% Cost of Funds (LIBOR +300) 3.25% Net Yield over LIBOR 4.50% Leverage (Debt/Equity) 1.0x Levered Yield 4.50% Unlevered Yield 7.75% Gross ROE (LILBOR + 1,200) 12.25%

F IRST QUARTER 2015 SECOND QUARTER 2015 THIRD QUARTER 2015 FOURTH QUARTER 2015 BUILD OUT INFRASTRUCTURE: TEAM, I.T. AND REPORTING Commercial Real Estate: Looking Forward 40 KEY NEAR-TEAM OBJECTIVES INITIATE LENDING PROCESS AND DEPLOY CAPITAL DEVELOP FINANCING AND ORIGINATION RELATIONSHIPS INITIATE AND COMPLETE LICENSING PROCESS

Looking Forward

Assets Capital Allocation 2012-2013 Average Capital Allocation December 2014 Capital Allocation 2015-2016 Average Capital Allocation 2015-2016 ($ Billion) Leverage Amount of Assets ($ Billion) Percent of Assets Potential Expected ROE Rates 54% 56% 40%-60% $1.6 - $2.4 8%-12% Agency RMBS 53% 44% 30%-40% $1.2 - $1.6 6.5x $9.00 62% MSR 1% 12% 10%-20% $0.4 - $0.8 0x $0.80 6% Credit 43% 44% 35%-55% $1.4 - $2.2 9%-13% Legacy Credit (non- Agency RMBS) 41% 31% 15%-25% $0.6 - $1.0 1.2x $2.42 17% New Issue Credit (includes loans) 2% 13% 20%-30% $0.8 - $1.2 1.2x $1.32 9% Commercial Mortgage Loans n/a 0% 5%-10% $0.2 - $0.4 2.5x $0.875 6% 9%-13% Total $4.0 2.4x $14.42 9%-13% Capital Allocation Outlook OPPORTUNISTICALLY ALLOCATE CAPITAL ACROSS RATES, CREDIT AND COMM ERCIAL STRATEGIES • Overall goal to deliver attractive risk-adjusted returns 42 ILLUSTRATIVE FUTURE CAPITAL ALLOCATION AND POTENTIAL ROE Note: The above scenario is intended to be illustrative. The numbers used in the scenarios are not projections of Two Harbors’ results. The above scenarios are provided for illustration purposes only and may not represent all assumptions used. Actual results of a portfolio may differ materially.

CFO Update – Brad Farrell

Financial Discussion ACCOUNTING AND FINANCIAL IMPLICATIONS OF DIVERSIFICATION • REIT Status and Compliance with 1940 Act Requirements – Compliance does not inhibit diversification • Capitalization and Financing – Broad and dynamic financing options – FHLB financing capacity recently increased from $2.5 billion to $4.0 billion • Financial and Expense Management – Other operating expense will trend higher as commercial mortgage loan initiative grows • Dividend Considerations – Focused on delivering total stockholder returns – Goal to distribute approximately 100% of taxable income annually 44

REIT Compliance REIT COMPLIANCE DOES NOT INHIBIT ABIL IT Y TO DIVERSIFY PORTFOLIO REIT CONSIDERATIONS • Intend to buy and hold investments (i.e., RMBS, residential and commercial loans and excess servicing rights) – Established sister REIT and TRS entities within each asset strategy; provides flexibility – Captive insurance company is a disregarded REIT entity; ability to hold mortgage assets for FHLB long-term financing • TRS Activities: – Derivative trading – Purchase and securitization of residential mortgage loans – Servicing activities – Origination and sale of commercial real estate debt • TRS capital base is limited to 25% of REIT assets (approximately $4.0 billion) – Ability to grow businesses within capital base confines – GSE risk-sharing transactions viewed as government securities and/or derivatives; do not comply with certain REIT tests 45

1940 Act Compliance 1940 ACT CONSIDERATIONS • Each legal entity has exemption • Legal entity that invests in RMBS complies through section 3 (c) (5) (C) 55% whole pool test • Continuously monitor compliance 46 1940 ACT EXEMPTIONS UTILIZED Section 3 (a) (1) (c) Defines an investment company as any issue which is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of total assets (exclusive of Government securities and cash items) on an unconsolidated basis Rule 3a-7 Excludes Asset-Back Securities issuers from the definition of investment company as long as they satisfy certain conditions Section 3 (c) (3) Any bank or insurance company; any savings and loan association, building and loan association, cooperative bank, homestead association, or similar institution, or any receiver, conservator, liquidator, liquidating agent, or similar official or person thereof or therefor; or any common trust fund or similar fund maintained by a bank exclusively for the collective investment and reinvestment of moneys contributed thereto by the bank in its capacity as a trustee, executor, administrator, or guardian Section 3 (c) (5) (C) Any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in purchasing or otherwise acquiring mortgages and other liens on and interests in real estate

Capitalization and Financing – Rates Rates Strategy • Consists of Agency RMBS and MSR • 56%, or $2.2 billion, of capital allocation TARGET CAPITAL ALLOCATION Agency RMBS • $11.5 billion market value • Highly liquid secondary market MSR • $0.5 billion market value • Active market participants; however, lengthy settlement process, which includes GSE approval INVESTMENT PROFILE Agency RMBS • $8.6 billion outstanding repo; laddered maturity profile out to 6 months • 22 repo counterparties • FHLB eligible; $2.3 billion of collateral supporting advances MSR • Cash funding by excess capacity • Financing options do exist; however, terms are not currently appealing SOURCES OF F INANCING 47 47 Financial Information as of December 31, 2014.

Capitalization and Financing – Credit and Commercial Credit Strategy • Consists of Non-Agency RMBS, Residential Mortgage Loans (Prime Jumbo and Credit Sensitive) • 44%, or $1.7 billion, of capital allocation Commercial Mortgage Loans • Intend to initially allocate $500 million in equity capital TARGET CAPITAL ALLOCATION Non-Agency RMBS • $3.0 billion market value • Majority of holdings in gain position • Active trading market Mortgage Loans • $0.5 billion market value • Active whole loan sale market; however, lengthy settlement process Commercial Mortgage Loans • Active whole loan sale market; however, lengthy settlement process INVESTMENT PROFILE Non-Agency RMBS • $2.2 billion outstanding repo; laddered maturity profile out to 1.5 years • 10 repo counterparties • FHLB eligible (“A” rated and above); $81 million of collateral supporting advances Mortgage Loans • $285 million in uncommitted warehouse facilities • Term financing in securitization market • FHLB eligible; $398 million of collateral supporting advances Commercial Mortgage Loans • Repo agreements; requires loan structure to be certificated • FHLB; certain senior assets are eligible • Collateralized Loan Obligations SOURCES OF F INANCING Financial Information as of December 31, 2014. 48

• Balance sheet and earnings components are more complex than a traditional Agency mortgage REIT • Elected to account for most assets, as permitted under GAAP, at fair value; believe it is truest reflection of the economics of the business – RMBS – Mortgage loans held-for-sale and locks – Retained interests in securitizations; consolidate and fair value the mortgage loans-held-for-investment and collateralized borrowings (i.e. sold securities) – MSR • Commercial real estate structures do not lend themselves to fair value measurement – Will be carried at outstanding principal balance, net of an unamortized origination fee, premium or discount, less a reserve for estimated losses, if necessary – Periodically tested for impairment; reflection of economic performance on these investments • Best-in-class financial disclosure – Enhancing information provided around average balances by asset type, income and derived yields Financial Management 49

Operating Expense Management 50 • New asset classes have more operational expenses embedded in higher returns – Expense ratio will likely move higher by 20-40 basis points as commercial mortgage loan initiative grows • Best-in-class operational businesses create long-term franchise value • Operating expense ratio impacted by: – Expansion of vendor relationships – Additional I.T. architecture – Increased headcount OPERATING EXPENSES VS. AVERAGE EQUITY $1.5 $2.2 $2.9 $3.2 $3.6 $3.9 $4.0 $6.3 $6.6 $9.5 $10.0 $12.4 $14.5 $15.0 $12.4 $15.0 1.3% 1.1% 0.9% 1.0% 0.8% 0.7% 0.5% 0.7% 0.7% 0.9% 1.0% 1.3% 1.5% 1.5% 1.2% 1.5% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% 1.8% $0.0 $5.0 $10.0 $15.0 $20.0 M il lion s Other Operating Expenses % of Average Equity

Dividend Considerations 51 FINANCIAL OBJECTIVE IS TO CREATE STOCKHOLDER WEALTH SUCCESSFUL FINANCIAL EXECUTION LEADS TO DIVIDEND DISTRIBUTIONS AND RETURN ON BOOK VALUE CRITICAL OPERATING METRICS Comprehensive Income Taxable Income Book Value Performance Portfolio Risk Metrics • Our primary objective is to provide attractive risk-adjusted total returns over the long term, principally through dividends and secondarily through capital appreciation • Align dividend with taxable income; distributions will reflect obligation to distribute 90% of taxable income – Operational businesses and commercial real estate can generate outsized returns – Hold unrealized gains of approximately $850 million in portfolio(1); provides optionality • Dividend distributions are a function of our ability to generate cash return and taxable income FOCUSED ON TOTAL STOCKHOLDER RETURN (1) As of December 31, 2014.

TA X ABL E I N C O M E V S . D I ST R I BUT IO N S Financial Performance Summary 52 C O M P R E H E N S I V E I N C O M E C U M U L AT I VE P E R FO R M AN CE V. D I ST R I BUT I O NS BO O K VA LU E A N D D I V I DE NDS P E R S H A R E (3) (1) Does not include Silver Bay common stock distribution. (2) 100.3% includes $10.7 million carried over from 2012. (3) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation. (4) Includes cash dividend of $0.32 per share and the Silver Bay common stock distribution amounting to $1.01 per share, as measured in accordance with GAAP. $46 $1,047 $327 $578 4.9% 40.7% 8.5% 14.4% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% $0.0 $200.0 $400.0 $600.0 $800.0 $1,000.0 $1,200.0 2011 2012 2013 2014 M il li o n s Comprehensive Income Comprehensive Income ROAE (%) $9.03 $11.54 $10.56 $11.10 $1.60 $1.71 $2.18(4) $1.04 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 2011 2012 2013 2014 Dividend Declared ($) Book Value ($) $177 $440 $415 $338 92.3% 97.6% 100.3% (2) 112.1% $0.0 $125.0 $250.0 $375.0 $500.0 2011 2012 2013 2014 M il li o n s Taxable Income Distributions as a % of Taxable Income $105 $1,153 $1,480 $2,058 $183 $494 $806 $1,150 $197 $627 $1,054(1) $1,435 $0 $500 $1,000 $1,500 $2,000 $2,500 2011 2012 2013 2014 M il li o n s Comprehensive Income Core Earnings Dividend Distributions (cash)

2015 & Beyond – Tom Siering

2015 & Beyond 54 PERMANENT CAPITAL PROVIDER TO THE U.S . MORTGAGE MARKET • Operational businesses create the foundation for continued performance in a variety of housing and interest rate environments • Source a variety of products from Conduit: ― High LTV program focuses on high credit quality borrowers ― Non-prime program geared towards average credit quality borrowers • Increase number of sellers in Conduit network • Expect to be regular issuer in 2015 and beyond • Aim to add MSR to portfolio through additional MSR sellers ― Leverage existing Conduit relationships • Commercial mortgage loan investments to provide diversified return opportunities with minimal rate risk and low leverage

Advancing Operational Businesses 55 COMMERCIAL MORTGAGE LOANS OPERATIONAL BUSINESSES: MORTGAGE LOAN CONDUIT AND MSR • Substantial resource commitment to support the operational elements of business • Robust mortgage acquisition and infrastructure allows us to control and manage loans we purchase and securitize, including credit and servicing oversight • Continue to prudently expand Conduit program to aid borrower cohort that hasn’t been able to get a mortgage due to exceptionally tight credit standards ― Prime jumbo, high LTV and non-prime • MSR complements existing RMBS portfolio ― Provides positive yield and negative duration ― Leverages core competencies in prepayment and credit risk analytics ― Establish long-lasting flow relationships with high quality seller partners • Market more than $3.0 trillion in size; over $1.5 trillion maturing over next several years(1) • Attractive expected returns • Floating rate loans provide potential upside in rising interest rate environment (1) Based on Trepp LLC and Goldman Sachs Global Investment Research estimates published May 2014.

Market Valuations 56 OPERATING COMPANIES ARE HIGHLY COVETED IN THE MARKET (1) Valuation multiple calculated by dividing closing stock price by closing book value, as of December 31, 2014. (2) Agency category includes ANH, AGNC, CYS, CMO, HTS and ARR. (3) Credit/Hybrid category includes CIM, MITT, NLY, MTGE, NYMT, DX, MFA, AMTG and IVR. (4) Operating Business category includes RWT and PMT. (5) Commercial category includes CLNY, STWD, ARI and BXMT. VALUATION MULTIPLE (1) Agency REITs(2) 0.86x Two Harbors 0.90x Credit/Hybrid REITs(3) 0.91x Operating Business(4) 1.15x Commercial REITs(5) 1.20x

Benefits of our Diversified Business Model 57 OPTIONALIT Y IN PORTFOLIO BUILDS FRANCHISE VALUE AND DRIVES STOCK HOLDER RETURNS • Opportunistic capital allocation aims to take advantage of evolving mortgage finance landscape ― Ability to capitalize on compelling investment opportunities • Operating companies within the REIT sector tend to trade at a substantial premium to book value • Diversification of risks delivers high-quality returns with dampened portfolio volatility – Maximizes the risk/return profile of our total portfolio • Optimization of stockholder value over the long-term

Question & Answer

Appendix

On-Balance Sheet Securitizations 60 FAIR MARKET VALUE • Accounted for using the guidelines of ASC 860 (Transfers and Servicing) • Primary accounting paths: ― Sale ― Financing (consolidation) • We account for mortgage loans held-for- investment in securitization trusts at fair value ― Prices are obtained from third-party pricing providers and other applicable market data, or cash flow models based on observable and unobservable market inputs (i.e. prepayment speeds, delinquency rates and credit loses, etc.) ― As the majority holder of the subordinated bonds, we are the controlling holder and retain all loss mitigation rights ― Our subsidiary acts as the servicing administrator and maintains the right to guide all servicing direction, whether termination, transfer or otherwise (1) Source: International Monetary Fund. Asset Originator Issuing Agent Capital Markets Investor Transfer of assets from the originator to issuing vehicle Agent issues debt securities to investors Assets immune from bankruptcy of seller Originator retains no legal interest in assets Typically Structured into various classes/tranches rated by one or more rating agencies SECURITIZATION ILLUSTRATION(1)

Accounting for Mortgage Servicing Rights 61 ACCOUNT FOR MSR AT FA IR MARKET VALUE • Separate recognition of MSR using the guidelines of ASC 860 (Transfers and Servicing) • Two valuation methods: ― Amortization Method • Amortize each MSR over period of income • Record valuation allowance and impairment ― Fair Value Method • Measure at each reporting date, taking into consideration roll-off FAIR VALUE ASSUMPTIONS AT DECEMBER 31, 2014 RANGE WEIGHTED AVERAGE MSR VALUATION IMPACT Coupon 2.88% - 6.00% 3.91% Influences prepayment speed 60+ Day Delinquencies 5.3% - 6.1% 5.6% Inverse Relationship Prepayment Speed 10.6% - 13.1% 11.9% Inverse Relationship Discount Rate 8.1% - 10.7% 9.5% Inverse Relationship • At December 31, 2014, the market value of our MSR portfolio was $452.0 million, or approximately 1.0% of the $44.9 billion unpaid principal amount of the associated mortgage loans • Calculation of fair value is driven by coupon rate, delinquencies, prepayment speeds and discount rate, among other variables • During the fourth quarter 2014, we recognized $31.6 million of servicing income, $6.5 million of sub-servicing expense and $55.3 million decrease in fair value of MSR, net of $13.7 million which represents implied amortization (i.e. prepayments) • MSR are unlevered at December 31, 2014

Introducing our Two Harbors Team 62 THOMAS S IERING – PRESIDENT & CHIEF EXECUTIVE OFFICER Thomas Siering is our Chief Executive Officer and President and a member of our Board of Directors. Mr. Siering has been a director and executive officer since we were incorporated in May 2009. Since 2012, Mr. Siering has also served as a director on the board of directors of Silver Bay Realty Trust Corp. (NYSE: SBY), which is a real estate investment trust focused on single-family properties for rental income. Mr. Siering is a Partner of Pine River, which is the parent company of our external manager, PRCM Advisers LLC (“PRCM Advisers”), and also serves as a director of the Pine River Foundation. Prior to joining Pine River in 2006, Mr. Siering was head of the Value Investment Group at EBF & Associates, a private investment firm, from 1989 until 2006. During that period, he was also the manager for Merced Partners, LP, a private investment firm, and Tamarack International Limited, a closed end, non-diversified investment management company. Mr. Siering was named a Partner at EBF & Associates in 1997. Mr. Siering joined EBF & Associates in 1989 as a trader. From 1987 to 1989, Mr. Siering held various positions in the Financial Markets Department at Cargill, Inc. From 1981 until 1987, Mr. Siering was employed in the Domestic Soybean Processing Division at Cargill in both trading and managerial roles. Mr. Siering currently serves on the National Association of Real Estate Investment Trust (NAREIT) Board of Governors. Mr. Siering holds a B.B.A. from the University of Iowa with a major in Finance.

Introducing our Two Harbors Team 63 BILL ROTH – CHIEF INVESTMENT OFFICER William Roth was appointed Chief Investment Officer in January 2013 after serving as Co-Chief Investment Officer since October 2009. Mr. Roth also serves as Partner of Pine River Capital Management and is a Director of the Pine River Foundation. Prior to joining Pine River in 2009, Mr. Roth was at Citigroup and its predecessor firm, Salomon Brothers Inc., for 28 years where he was named a Director in 1987 and a Managing Director in 1997. From 2004 to 2009, Mr. Roth managed a proprietary trading book at Citigroup with particular focus on mortgage and asset-backed securities. From 1994 to 2004, Mr. Roth was part of the Salomon/Citi New York Mortgage Sales Department. From 1981 to 1994, Mr. Roth was based in Chicago and managed the Chicago Financial Institutions Sales Group for Salomon Brothers. He received an M.B.A. with a concentration in Finance from the University of Chicago Graduate School of Business in 1981, and a B.S. in Finance and Economics from Miami University in Oxford, Ohio in 1979.

Introducing our Two Harbors Team 64 BRAD FARRELL – CHIEF F INANCIAL OFFICER & TREASURER Brad Farrell has served as Chief Financial Officer and Treasurer of Two Harbors since January 2012. Mr. Farrell previously served as Two Harbors’ Controller. Mr. Farrell has spent the breadth of his career overseeing financial management, reporting and business analysis for public financial service companies. Prior to joining Pine River in 2009, he was Vice President and Executive Director of External Reporting for GMAC ResCap, a diversified real estate company. In this role, from 2007 to 2009, he was responsible for GMAC ResCap’s public filing and bank holding company reporting initiatives. He was also involved in GMAC ResCap’s debt restructuring and related accounting and liquidity initiatives. From 2002 to 2007, Mr. Farrell held various positions in finance and accounting with XL Capital Ltd., a public global insurance underwriter, including the establishment of finance and accounting processes in its London based insurance segment. Prior to 2002, he was employed with KPMG and where he gained experience managing US GAAP implementation and Securities Exchange Act compliance engagements for foreign filers in the firm’s London practice. Mr. Farrell is a Certified Public Accountant (inactive), and graduated with a B.S.B.A. from Drake University in Des Moines, IA.